EXHIBIT 10.10

                           AMERICOMM DIRECT MARKETING

                           MASTER SERVICES AGREEMENT


Agreement made this April 19th day of April 2001 between AMERICOMM DIRECT MARKETING ("ADM") with principal offices located at 494 St. Paul's Blvd., Norfolk, Virginia 23510 and InterCallNet, Inc. ("ICN") with principal offices at 6340 N.W. 5th Way, Ft. Lauderdale, FL 33309 (collectively referred to as the "parties").

         WHEREAS ADM is interested in the continued existence of a Telemarketing relationship with ICN for the processing of telemarketing calls at a ICN production facility for an assigned ADM client ("Client"); and

         WHEREAS ICN, an established telemarketing business, is interested in providing the necessary facilities, equipment, maintenance, service and personnel for each assigned ADM Client campaign.

         NOW THEREFORE, in consideration of the mutual promises and obligations of ADM and ICN, as set forth herein, and other good and valuable consideration, the sufficiency of which is acknowledged by the execution of this Agreement, the parties agree as follows:

1. As part of the ADM Telemarketing Master Services Agreement, ICN shall provide facilities, equipment, maintenance, service and personnel required to establish, maintain and operate the Telemarketing location, all in accordance with the day to day operating procedures, telemarketing techniques, training, quality assurance, and control measures and such other specific instructions (collectively the "Operating Procedures") as established by ADM, in an attachment to this Agreement accepted by ICN. These Operating Procedures may from time to time be modified in writing by ADM, and accepted by ICN and ICN shall comply with such updated and/or modified Operating Procedures. The Operating Procedures shall be reasonable in nature and shall be used exclusively for the performance of this Agreement.

2. When ADM provides records with phone numbers to ICN it would be in the agreed upon format as specified in each project-specific attachment ("Project Attachment"). This Master Agreement will be modified by executed Project Attachments, which will be a part of this Agreement. ADM will also provide approved script/order forms and report formats to be used exclusively for each program. ICN will not make any changes to the materials or scripts without the consent of ADM. At the termination of a specific Client campaign, ICN must return all prospect name lists, completed call records and Client-provided materials and all copies of material relating to the specified program within 48 hours, by delivery service of ADM's choice to ADM at ADM's expense provided ICN has been paid in full for all work performed under this Agreement.

3. ICN acknowledges ADM's responsibility to assure maximum program performance for each Client campaign. To that end, ICN shall use its commercially reasonable efforts to:

                  A. Provide feedback and consult with ADM on ways to improve the script and other calling materials;

                  B. Manage the list and call traffic to ensure maximum performance from each phone agent;

                  C. Provide ADM with the names and/or identification numbers of all phone agents and supervisors working on ADM programs prior to the start of each program and as changes occur;

                  D. Respect ADM's criteria and promptly adhere to ADM's instructions concerning the selection and removal of phone agents placing calls on any ADM program;

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                  E. Allow ADM to conduct training of phone agents and
         supervisors on the Client's behalf;

                  F. Provide sufficient supervision and monitoring daily so that each agent on each ADM program is silently monitored once per shift;

                  G. If ADM Client demands stoppage, ADM will provide ICN 24 hour prior written notice to stop ADM production on any assigned Client campaign;

                  H. Not subcontract the production of any ADM program.

4. ICN will provide ADM with complete daily call report information by 10 AM EST each business day in the format requested by ADM and shall provide weekly deliveries of all non-order written reports, call records or other program specific information. ICN may contact the Client at any time so long as any such contact is done and identified as a being made as part of the ADM organization.

5. ADM MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR GUARANTEES AS TO THE VOLUME OF TELEMARKETING SERVICES THAT ADM MAY REQUIRE UNDER THIS AGREEMENT. ICN MAKES NO EXPRESS OR IMPLIED GUARANTEE AS TO THE RESULTS OF ITS EFFORTS UNDER THIS AGREEMENT OR THE SUCCESS OF ANY CAMPAIGN.

6. ICN will provide remote monitoring of all phone agents assigned to ADM program pursuant to the following conditions:

                  A. ADM may monitor at its discretion any agent on any ADM program during any scheduled monitoring session.

                  B. ADM shall have the right to schedule regular monitoring sessions on a schedule that is mutually agreed upon with the ICN. ICN shall not cancel scheduled sessions for any reason. ADM's scheduled sessions shall have priority over conflicts in the monitoring schedule due to equipment limitations or other NETWORK programs. Should ICN have an equipment failure that results in a cancellation of scheduled monitoring sessions more than three times during the Term of this Agreement, ADM shall have the right to cancel this Agreement.

                  C. Appropriate floor supervisor or other decision-making individual at ICN production facility shall be available to discuss and implement proposed changes during each scheduled monitoring session.

7. The Confidentiality Agreement between ADM and ICN will become part of this Agreement as Addendum A.

8. ICN will indemnify, hold harmless and defend ADM against any claim, loss or judgment (including reasonable attorney fees) which ADM may sustain as a result of any claim, suit or proceedings made or brought against ADM based upon any acts of gross negligence by ICN and/or ICN's phone agents, or any unauthorized assertions by ICN and/or ICN's phone agents on behalf of ADM or ADM's Client, or any illegal practices or misuse of Confidential Information by ICN or ICN's phone agents. ADM will indemnify, hold harmless and defend ICN against any claim, loss or judgment including (reasonable attorneys' fees) which ICN may sustain as a result of any claim, suit or proceedings made or brought against ICN based upon any acts of gross negligence by ADM, or ICN's use of any Client approved script provided such use is in accordance with ADM instructions. In no event will either party be liable for special, incidental, or consequential damages, including lost profits, regardless of whether such party was advised of the possibility thereof.

9. ICN warrants that fees presented in each Project Attachment shall represent the only fees that ICN will charge ADM for telemarketing and attendant support services. Any changes in price or fee structure must be approved by ADM in writing.

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10.      It is specifically understood that ADM is a project management company and has the sole right to bill and receive payment for services directly from the CLIENT. ADM shall remit to ICN payments of amounts due for services described in the Program Attachment within 10 days of receipt by ADM of ICN's invoice. All past due amounts will bear interest at the lesser of one and one-half percent (1 1/2%) per month or the highest interest rate allowable under applicable law. In the event of such any nonpayment of an invoice, ADM shall be liable to ICN for the full amount of the invoice plus any and all costs incurred by ICN in obtaining payment thereof, including, without limitation, reasonable attorney's fees.

11. The parties hereto agree that at no time during the term of this Agreement and thereafter after the termination of this Agreement will either party advise a CLIENT of the nature of the relationship between the parties hereto in their interaction with the CLIENT during the term of this Agreement as being anything other than ICN being a member of the ADM organization.

12. The parties do not have and are not to be deemed to have the relationship of principal/agent/joint venture, employer-employee, or partnership. Except as expressly provided for in this Agreement, neither party is authorized to act for the other in any way. The parties are acting only as independent contractors, however, in any representations made by ICN to CLIENT, ICN must represent itself as an affiliate of ADM for the purposes of contracted, and negotiated telemarketing activities

13. Neither party shall be liable for any delay or failure in performance under this Agreement or for any interruption of services rendered hereunder, which result directly or indirectly from acts of God, civil or military authority, acts of public enemies, war, accidents, fires, earthquakes, the elements or any other cause beyond the direct and reasonable control of the parties to this Agreement.

14. ICN agrees not to conduct telemarketing programs for any Client of ADM for which ICN has performed services on behalf of ADM, for a period of one year from the termination of this Agreement, without ADM's written consent, which shall not be unreasonably withheld.

15. This Agreement supersedes any previous written or oral Agreement between ADM and ICN. Any previously executed program-specific attachments for current Client campaigns will become Program Attachments to this Agreement.

16. All notices, demands or communications which are required under this Agreement, shall be transferred via United States and shall be sent to the address listed below or such other address as either party may designate in writing from time to time:

         If to ADM:                 Americomm Direct Marketing
                                    494 St. Paul's Blvd.
                                    Norfolk, VA  23510

         If to ICN:
                                    InterCallNet, Inc.
                                    6340 Northwest 5th Way
                                    Fort Lauderdale, Florida 33309
                                    Attention:
                                               ---------------------------------

17. The parties agree that any controversy or claim arising out of or relating to this Agreement, or any dispute arising out of the interpretation or application of this Agreement, which the parties hereto are unable to resolve, first by mandatory mediation with a mediator selected by the parties. If the dispute is not resolved by mediation, the parties agree that the next exclusive remedy would be non-binding arbitration. If the parties cannot agree upon an arbitrator, then each party shall choose its own independent representative and those independent representatives shall, in turn, choose the single


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arbitrator within fifteen days of the date of the selection of the first independent representative. The cost of mediation or arbitration shall be divided equally between the parties. If the parties cannot resolve the matter within 45 days after the non-binding arbitration, the final remedy would be litigation. In the case of any mediation, arbitration and/or litigation entered into by the parties pursuant to the foregoing provisions, the parties agree that any such mediation, arbitration and/or litigation brought by ADM shall be conducted exclusively in the appropriate forum in the State of Florida and any such mediation, arbitration and/or litigation brought by ICN shall be conducted exclusively in the appropriate forum in the State of Virginia. For that purpose ADM and ICN each hereby submit to the jurisdiction of the Federal Courts in the States of Florida and Virginia for all purposes relating to this Agreement, and agree to service if processed by registered mail to the address given in Section 15.

18. Except as otherwise provided by this Agreement, this Agreement shall continue for a period of three (3) years from the date identified in the signature section and shall be automatically renewed for additional periods of one (1) year unless terminated by either party, provided the party notifies the other party, in writing, of its intent to terminate at least 120 days prior to the anniversary date of this Agreement.

19. Failure to comply with any material term or condition of this Agreement for a period of thirty (30) days following written notice of noncompliance may result in immediate termination of this Agreement at the discretion of the party providing notice of such noncompliance.

20. The rights, remedies, and benefits provided by this Agreement shall be cumulative, not exclusive. Any waiver of the right to object to noncompliance of this Agreement shall not be construed as a waiver of further violations. This Agreement constitutes the entire and complete Agreement between the parties and shall supersede all prior correspondence, discussions, agreements and understandings, unless mutually agreed in writing subsequent to the execution of this Agreement.

21. Any sales or use, employment tax, workers compensation, insurance or other related expense which may be due and owing as a result of the use of the facilities, equipment, maintenance, service and personnel at ICN's facility, shall be the sole responsibility of ICN.

22. AUTHORIZATION. The parties signing this Agreement individually represent, warrant and guarantee that the entities for which they are signing this Agreement have taken all steps necessary and proper to authorize this Agreement and the execution thereof by the parties signing for them.



For

InterCallNet, Inc.
------------------


/s/ Paul Cifaldi                               April 25, 2001
------------------------------------         -----------------------------------
Signed                                       Date

Name & Title  Paul Cifaldi              COO
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For: Americomm Direct Marketing


/s/ Illegible                                  April 25, 2001
------------------------------------         -----------------------------------
Peter Surprenant                             Date
Vice President Administration